EXHIBIT 4.1

Companies (Jersey) Law 1991

Memorandum of Association

of

Shire plc

(Adopted by a special resolution passed on 10th April 2008, amended by a special resolution passed on 24th September 2008 and amended by a special resolution passed on 28th April 2016)

1.	The name of the Company is Shire plc.[1]

2.	The Company is a public company.

3.	The Company is a par value company.

4.	The share capital of the Company is £75,000,002 divided into 1,500,000,000 shares designated as Ordinary Shares with a par value of 5p each and 2 shares designated as Subscriber Ordinary Shares with a par value of £1 each.[2]

5.	The liability of a member of the Company is limited to the amount unpaid (if any) on such member’s share or shares.

1	Pursuant to a special resolution passed on 24th September 2008, the name of the Company was changed from Shire Limited to Shire plc.

2	Pursuant to a special resolution passed on 10th April 2008, 2 issued Ordinary Shares were reclassified as Subscriber Ordinary Shares of £1 each. Pursuant to a special resolution passed on 10th April 2008, the Company’s share capital was reduced to £2 by the cancellation of 9,998 unissued Ordinary Shares and then increased from £2 to £50,000,002 by the creation of 1,000,000,000 Ordinary Shares of 5p each. Pursuant to a special resolution passed on 28th April 2016, the Company’s share capital was increased to £75,000,002 by the creation of 500,000,000 Ordinary Shares of 5p each.

ARTICLES OF ASSOCIATION

of

SHIRE PLC

(Adopted by special resolution passed on 25 April 2017)

Interpretation

1.	Exclusion of Standard Table

The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 shall not apply to the Company.

2.	Definitions

(A)	In these articles unless the context otherwise requires:-

“address” includes any number or address used for the purposes of sending or receiving documents or information by electronic means;

“these articles” means these articles of association as altered from time to time and the expression “this article” shall be construed accordingly;

“the auditors” means the auditors from time to time of the Company or, in the case of joint auditors, any one of them;

“the Bank of England base rate” means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the UK Bank of England Act 1998;

“the board” means the board of directors from time to time of the Company or the directors present at a meeting of the directors at which a quorum is present;

“certificated share” means a share which is not an uncertificated share and references in these articles to a share being held in certificated form shall be construed accordingly;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“the Company” means Shire plc;

“the Companies Laws” means the Companies (Jersey) Law 1991, as amended from time to time, the Uncertificated Securities Order and every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the Company;

“the Disclosure Guidance and Transparency rules” means the UK Disclosure Guidance and Transparency Rules in force at the time of adoption of these articles relating to the disclosure of information in respect of financial instruments which have been admitted to trading on a regulated market or for which a request for admission to trading on such a market has been made, as published by the Financial Conduct Authority of the United Kingdom;

“the holder” in relation to any shares means the member whose name is entered in the register as the holder of those shares;

“Jersey” means the Island of Jersey;

“the Listing Rules” means the rules which are in force at the time of adoption of these articles and made by the relevant competent authority for the purposes of the regulation of the official listing of the Company’s securities;

“member” means a member of the Company;

“the office” means the registered office from time to time of the Company;

“Operator” bears the meaning given to “authorised operator” in the Uncertificated Securities Order;

“paid up” means paid up or credited as paid up;

“participating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“the register” means the register of members of the Company;

“relevant system” means any computer-based system and its related facilities and procedures that is provided by an Operator and by means of which title to units of a security can be evidenced and transferred, in accordance with the Uncertificated Securities Order, without a written instrument;

“seal” means any common or official seal that the Company may be permitted to have under the Companies Laws;

“the secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the Company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“special resolution” means a special resolution defined in Article 90 of the Companies Laws, and for the purpose of such definition the majority required to pass a special resolution shall be three-fourths;

“the Subscriber Ordinary Shares” means the subscriber ordinary shares in the capital of the Company, the rights attaching to which are described in Article 5;

“uncertificated share” means a share of a class which is at the relevant time a participating class, title to which is recorded on the register as being held in uncertificated form and references in these articles to a share being held in uncertificated form shall be construed accordingly;

“the Uncertificated Securities Order” means the Companies (Uncertificated Securities) (Jersey) Order 1999 as amended from time to time and any provisions of or under the Companies Laws which supplement or replace such Order;

“United Kingdom” means Great Britain and Northern Ireland;

“the UK Companies Act 2006” means the United Kingdom Companies Act 2006 (as enacted at the time of adoption of these articles, whether or not in force); and

“the UK Insolvency Act” means the United Kingdom Insolvency Act 1986 (as in force at the date of adoption of these articles).

(B)	references to a document being signed or to signature include references to its being signed under hand or under seal or by any other method and, in the case of an electronic communication, such references are to its being authenticated by electronic means as specified in these articles;

(C)	references to writing include references to any method of representing or reproducing words in a legible and non- transitory form whether sent or supplied in electronic form or otherwise;

(D)	references to hard copy form, electronic form, or to electronic means, shall have the same meaning as defined in the UK Companies Act 2006;

(E)	words or expressions to which a particular meaning is given by the Companies Laws in force when these articles or any part of these articles are adopted bear (if not inconsistent with the subject matter or context) the same meaning in these articles or that part (as the case may be) save that the word company shall include any body corporate;

(F)	references to “officer” includes, in relation to a body corporate, a director, manager or secretary;

(G)	references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

(H)	in relation to a director, references to a person being connected with that director, or that director being connected with that person shall have the meaning set out in section 252 of the UK Companies Act 2006, as if the Company were a “company” for the purposes of such section;

(I)	references to $ shall mean the lawful currency of the United States from time to time;

(J)	words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations; and

(K)	headings are included only for convenience and shall not affect meaning.

3.	Form of Resolution

(A)	Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

(B)	Subject to the Companies Laws, a resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members.

Share Capital

4.	Authorised Share Capital

The share capital of the Company is as specified in the memorandum of association of the Company and the shares of the Company shall have the rights and be subject to the conditions contained in these articles.

5.	Rights Attached to Shares

(A)	Subject to the provisions of the Companies Laws and subject to and without prejudice to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by special resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.

(B)	The rights and restrictions attached to Subscriber Ordinary Shares shall be as set out below:

(i)	Income

the holders of the Subscriber Ordinary Shares shall not be entitled to any dividends or distributions in respect of such shares;

(ii)	Capital

the amount to be distributed to the holders of the Subscriber Ordinary Shares out of the surplus assets of the Company remaining after the payment of its liabilities on a winding up shall be limited to the nominal value of each Subscriber Ordinary Share they hold which shall be paid only after the holders of any and all other classes of share in the capital of the Company then in issue shall have received the nominal value in respect of those shares held by them at that time;

(iii)	Transfer

the board may decline to register any transfer of any of the Subscriber Ordinary Shares to any person of whom they do not approve and decline to give any reason for that disapproval. If the board declines to register a transfer of any of the Subscriber Ordinary Shares, they shall within two months after the date the transfer was lodged with the Company send to the transferee notice of their declining to register the transfer and the relevant instrument of transfer; and

(iv)	Voting Rights

the holders of the Subscriber Ordinary Shares shall have no right as such to receive notice of or attend or vote at any general meeting of the Company unless a resolution is to be proposed which varies, modifies, alters or abrogates the rights attaching to the Subscriber Ordinary Shares.

(C)	As a result of the rights and restrictions attached to the classes of share in the capital of the Company described above, any surplus assets on a winding up of the Company are to be applied as follows:

(i)	first, in payment of the nominal amount of the ordinary shares;

(ii)	secondly, in payment of the nominal amount of the Subscriber Ordinary Shares; and

(iii)	thirdly, after the payments described in sub-clause (i) and (ii), the balance in distribution to the holders of ordinary shares pro rata to the aggregate nominal amount of their holding of ordinary shares.

6.	Redeemable Shares

Subject to the provisions of the Companies Laws and to any rights attached to existing shares, the Company may issue, or with the sanction of a special resolution convert any existing non-redeemable share (whether issued or not) into, a share which is to be redeemed, or is liable to be redeemed at the option of the Company or the holder.

7.	Purchase of Own Shares

Subject to the provisions of the Companies Laws and to any rights attached to existing shares, the Company may purchase or may enter into a contract under which it will or may purchase all or any of its shares of any class, including any redeemable shares. Neither the Company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Subject to the provisions of the Companies Laws and to any rights attached to existing shares, the Company may hold any shares purchased by it as treasury shares.

8.	Variation of Rights

Subject to the provisions of the Companies Laws and to any rights attached to existing shares (and except in the case where there is only one holder of the issued shares of a class of shares, in which case any and all of the rights attached to that class of shares may be varied only with the consent in writing of that holder), all or any of the rights attached to any existing class of shares may from time to time (whether or not the Company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the Company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons entitled to vote and holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), (but so that at any adjourned meeting one holder entitled to vote and present in person or by proxy (whatever the number of shares held by him) shall be a quorum), that every holder of shares of the class present in person or by proxy and entitled to vote shall be entitled on a poll to one vote for every share of the class held by him (subject to any rights or restrictions attached to any class of shares) and that any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll. The foregoing provisions of this article shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

9.	Pari Passu Issues

The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the repurchase or redemption by the Company of any of its own shares.

10.	Unissued Shares

(A)	Subject to the provisions of the Companies Laws and these articles (including the provisions of this article and Article 11 relating to the authority to allot, pre-emption rights and otherwise) and to any resolution passed by the Company and without prejudice to any rights attached to existing shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the board which may offer, allot, grant options over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and upon such terms as the board may decide.

(B)	The directors shall be generally and unconditionally authorised to exercise all the powers of the Company to allot Relevant Securities but, subject to paragraph (F) of this article below, the authority conferred by this paragraph (B) must be exercised in accordance with the following provisions.

(C)	In respect of each Allotment Period, the directors shall be authorised under paragraph (B) of this article to allot Relevant Securities only up to an aggregate nominal amount equal to the Authorised Allotment Amount.

(D)	During each Allotment Period the directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in paragraph (B) and (C) of this article above;

(i)	in connection with a Rights Issue; and

(ii)	otherwise than in connection with a Rights Issue, up to an aggregate nominal amount equal to the Non Pre- emptive Amount,

as if Article 11 did not apply to any such allotment or sale. For the avoidance of doubt, this paragraph (D) does not restrict the directors from allotting equity securities for a consideration that is wholly or partly otherwise than in cash.

(E)	By such authority and power the directors may, during the Allotment Period make offers or agreements which would or might require securities to be allotted or sold after the expiry of such period.

(F)	The restrictions in paragraphs (C) and (D) and in Article 11 shall not apply if and to the extent they are disapplied by special resolution of the Company.

(G)	In Articles 10 and 11:-

(i)	a reference to the allotment of equity securities also includes the sale of equity securities in the Company that immediately before the sale are held by the Company as treasury shares;

(ii)	references to the allotment of: (1) equity securities; or (2) unissued shares in the capital of the Company:

(a)	include the grant of a right to subscribe for, or to convert any securities into, ordinary shares in the Company; and

(b)	do not include the allotment of shares pursuant to such a right;

(iii)	the “Allotment Period” means the period ending on the date of the Annual General Meeting in 2008 or on 31 December 2008, whichever is earlier, or any other period (not exceeding 15 months on any occasion) for which the authority conferred by paragraph (B) of this article is renewed by ordinary resolution of the Company in general meeting stating the Authorised Allotment Amount for such period;

(iv)	“equity securities” has the same meaning as defined in section 560 of the UK Companies Act 2006, as if the Company were incorporated in the United Kingdom;

(v)	the “Authorised Allotment Amount” for each Allotment Period shall be that stated in the relevant ordinary resolution creating or renewing the authority conferred by paragraph (B) above for such period or, any increased amount fixed by ordinary resolution of the Company in general meeting;

(vi)	the “Non Pre-emptive Amount” for each Allotment Period shall be that stated in the relevant special resolution creating or renewing the power conferred by paragraph (D) above for such period or any increased amount fixed by special resolution;

(vii)	“Relevant Securities” means:

(a)	shares in the Company other than shares allotted pursuant to:

•	an employee share scheme (as defined by section 1166 of the UK Companies Act 2006);

•        a right to subscribe for shares in the Company where the grant of the right itself constituted a Relevant Security; or

•        a right to convert securities into shares in the Company where the grant of the right itself constituted a Relevant Security; and

(b)	any right to subscribe for or to convert any security into shares in the Company other than rights to subscribe for or convert any security into shares allotted pursuant to an employee share scheme (as defined by section 1166 of the UK Companies Act 2006). A reference to the allotment of Relevant Securities includes the grant of such rights.

(viii)	“Rights Issue” means an offer of equity securities open for acceptance for a period fixed by the directors to members on the register (excluding any shares held by the Company as treasury shares) on the record date fixed by the directors in proportion to their respective holdings of ordinary shares but subject to such exclusions or other arrangements as the directors may deem necessary or expedient in relation to fractional allotments or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory; and

(ix)	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the company, the nominal amount of such share which may be allotted pursuant to such rights.

The board may at any time after the allotment of a share but before a person has been entered into the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on the terms and conditions the board thinks fit.

11.	Pre-emption Rights

(A)	Subject to the provisions of Article 10 and paragraph (B) below or unless otherwise directed by the Company by way of a special resolution, no equity securities in the capital of the Company shall be allotted wholly for cash unless the following provisions are complied with:

(i)	all equity securities to be allotted (the “relevant shares”) shall first be offered on the same or more favourable terms to the members of the Company (excluding any shares held by the Company as treasury shares) in proportion to their existing holdings of ordinary shares subject to such exclusions or other arrangements as the directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in any territory;

(ii)	such offer shall be made by written notice (the “offer notice”) from the directors specifying the number and price of the relevant shares and shall invite each member to state in writing within a period not being less than 21 clear days, whether he is willing to accept any of the relevant shares and if so, the maximum number of relevant shares he is willing to take;

(iii)	at the expiration of the period during which each member may accept the relevant shares as specified in the offer notice, the directors shall allocate the relevant shares to or amongst the members who have notified to the directors their willingness to accept any of the relevant shares but so that no member shall be obliged to take more than the maximum number of relevant shares notified by him under sub-paragraph (ii) above; and

(iv)	if any of the relevant shares are not accepted and remain unallocated pursuant to the offer under sub-paragraph

(i) above, the directors shall be entitled to allot, grant options over or otherwise dispose of such class to any person in such manner as they see fit provided that those relevant shares shall not be disposed of on terms which are more favourable than the terms of the offer pursuant to sub-paragraph (i) above.

(B)	Paragraph (A) shall not apply with respect to: (i) any equity securities which may be granted or allotted in accordance with the Company’s employee share schemes or to the issue of shares pursuant to the exercise of any such equity securities; and (ii) the allotment of bonus shares. For the avoidance of doubt, the provisions of paragraph (A) shall not apply to the allotment of any equity securities for a consideration that is wholly or partly otherwise than in cash and the directors may allot or otherwise dispose of any equity securities in the capital of the company for a consideration that is wholly or partly otherwise than in cash to such persons at such time and generally on such terms as they see fit.

12.	Approval of Employee Share Schemes and Long Term Incentive Plans

In relation to the adoption by the Company of employee share schemes or long term incentive plans, the Company shall comply with the provisions of Listing Rule 9.4.1 to 9.4.3 as if it were a company incorporated in the United Kingdom.

13.	Payment of Commission

The Company may pay commissions and brokerage fees in connection with the issue of any shares or the sale for cash of treasury shares. Subject to the provisions of the Companies Laws, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly-paid shares or other securities or partly in one way and partly in the other.

14.	Trusts Not Recognised

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as by these articles or by law otherwise provided) interest in any fraction of a share or any other right in respect of any share other than an absolute right to the whole of the share in the holder.

15.	Suspension of Rights Where Non-Disclosure of Interest

(A)	Each member must comply with the notification obligations to the Company contained in Chapter 5 of the Disclosure Guidance and Transparency Rules including, without limitation, the provisions of DTR 5.1.2, as if the Company were a UK-Issuer (and not a non-UK Issuer) for the purposes of these provisions.

(B)	Where the holder of any shares comprised in the Relevant Share Capital in the Company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with (i) any of its obligations under paragraph

(A) above (so far as the Company is, or has become, aware) or (ii) any disclosure notice in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, the Company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provision of these articles, be subject to those relevant restrictions accordingly. For the purpose of enforcing the relevant restriction referred to in sub-paragraph (iii) of the definition of “relevant restrictions”, the board may give notice to the relevant member requiring the member to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice and to keep them in certificated form for so long as the board requires. The notice may also state that the member may not change any of the relevant shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may authorise any person to instruct the Operator to change the relevant shares held in uncertificated form to certificated form.

(C)	If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any disclosure notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the Company shall, within seven days, cancel the restriction notice. The Company may at any time at its discretion cancel any restriction notice or exclude any shares from it. The Company shall cancel a restriction notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to an arm’s length sale.

(D)	Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

(E)	Any new shares in the Company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.

(F)	Any holder of shares on whom a restriction notice has been served may at any time request the Company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the Company shall give that information accordingly.

(G)	If a disclosure notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.

(H)	For the purpose of this article and Article 16:-

"Relevant Share Capital" means the Company's issued share capital of any class carrying rights to vote in all circumstances at general meetings of the Company, and for the avoidance of doubt:

(i)	where the Company's share capital is divided into different classes of shares, references to Relevant Share Capital are to the issued share capital of each such class taken separately; and

(ii)	the temporary suspension of voting rights in respect of shares comprised in the issued share capital of the Company of any such class does not affect the application of this article in relation to interests in those or any other shares comprised in that class;

"interest" means, in relation to the Relevant Share Capital, any interest of any kind whatsoever (including, without limitation, a short position) in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be. subject) and without limiting the meaning of "interest" a person shall be taken to have an interest in a share if:

(i)	he enters into a contract for its purchase by him (whether for cash or other consideration); or

(ii)	not being the registered holder, he is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise or non- exercise of any such right; or

(iii)	he is a beneficiary of a trust where the property held on trust includes an interest in the share; or

(iv)	otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order; or

(v)	otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or

(vi)	he has a right to subscribe for the share; or

(vii)	he is the holder, writer or issuer of derivatives (including options, futures, and contracts for difference) involving shares whether or not: (a) they are cash-settled only; (b) the shares are obliged to be delivered; or (c) the person in question holds the underlying shares at that time, whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

(viii)	For the purpose of sub-paragraph (vii) above, a "derivative" shall, in relation to shares, include:

(a)	rights, options or interests (whether described as units or otherwise) in, or in respect of, the shares;

(b)	contracts or arrangements, the purpose or pretended purpose of which is, or where a person has a right, to secure or increase a profit or avoid or reduce a loss, wholly or party by reference to the price or value, or a change in the price or value of shares or any rights, options or interests under sub-paragraph (a) of this definition above;

(c)	rights options or interests (whether described as units or otherwise) in, or in respect of any rights, options or interests under, sub-paragraph (a) of this definition above, or any contracts referred to in sub- paragraph (b) of this definition above;

(d)	instruments or other documents creating, acknowledging or evidencing any rights, options or interest or any contracts referred to in sub-paragraphs (a), (b) or (c) of this definition above; and

(e)	the right of a person to:

(1)	require another person to deliver the underlying shares; or

(2)	receive from another person a sum of money if the price of the underlying shares increases or decreases;

a person is taken to be interested in any shares in which his spouse or any infant child or step-child of his is interested; and "infant" means a person under the age of 18 years;

a person is taken to be interested in shares if a body corporate is interested in them and:

(i)	that body corporate or its directors are accustomed to act in accordance with his directions or instructions; or

(ii)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body corporate,

PROVIDED THAT:

(a)	where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a body corporate and that body corporate is entitled to exercise or control the exercise of any of the voting power at general meetings of another body corporate (the "effective voting power") then, for purposes of sub-paragraph (ii) above, the effective voting power is taken as exercisable by that person; and

(b)	for purposes of this article, a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfilment of which would make him so entitled;

a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in section 435 of the UK Insolvency Act) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

“person appearing to be interested” in any shares shall mean any person named in a response to a disclosure notice or otherwise notified to the Company by a member as being so interested or shown in any register or record kept by the Company under the Companies Laws as so interested or, taking into account a response or failure to respond in the light of the response to any other disclosure notice and any other relevant information in the possession of the Company, any person whom the Company knows or has reasonable cause to believe is or may be so interested;

“person with a 0.25 per cent. interest” means a person who is shown in any register or record kept by the Company under the Companies Laws to hold, or to have an interest in, shares in the Company which comprise in total at least 0.25 per cent. in number or nominal value of the shares comprised in the Relevant Share Capital (calculated exclusive of any shares held as treasury shares), in issue at the date of service of the restriction notice.

“relevant period” means (i) in the case of the obligation of each member to comply with the notification obligations under the Disclosure Guidance and Transparency Rules pursuant to paragraph (A) of this article, the period required to make the relevant notification as provided under the relevant provision of the Disclosure Guidance and Transparency Rules and (ii) in relation to an obligation of any person required to give information pursuant to a disclosure notice, a period of 14 days following service of a disclosure notice;

“relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent. interest that:-

(i)	the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings;

(ii)	the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend;

(iii)	the board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale, and in any other case mean only the restriction specified in sub-paragraph (i) of this definition; and

“disclosure notice” means a notice served by the Company under Article 16 requiring particulars of interests in shares or of the identity of persons interested in shares.

16.	Power of the Company to Investigate Interests in Shares

(A)	The Company may by notice in writing require any person whom the Company knows or has reasonable cause to believe to be interested in shares comprised in the Relevant Share Capital or to have been so interested at any time during the three years immediately preceding the date on which the notice is issued:

(i)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(ii)if he holds, or has during the time held, any such interest, to give such further information as may be required in accordance with the following provisions of this article.

(B)	The notice may request the person to whom it is addressed:

(i)	to give particulars of his present or past interest in shares comprised in the Relevant Share Capital (held by him at any time during the three-year period mentioned in paragraph (A) of this article);

(ii)	where the interest is a present interest and any other interest in the shares subsists, or in any case, where another interest in the shares subsisted during that three-year period at any time when his own interest subsisted, to give (so far as lies within his knowledge) such particulars with respect to that other interest as may be required by the notice including the identity of the persons interested in the shares in question;

(iii)	where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it; and

(iv)	to give such other information as the board may determine is necessary from time to time in order to allow the Company and its agents to comply with applicable law and/or regulation.

(C)	The information required by the notice must be given within the relevant period.

(D)	This article applies in relation to a person who has or previously had, or is or was entitled to acquire, a right to subscribe for shares in the Company which would on issue be comprised in Relevant Share Capital as it applies in relation to a person who is or was interested in shares so comprised; and reference above in this article to an interest in shares so comprised and to shares so comprised shall be read accordingly in any such case as including any such right and shares which would on issue be so comprised.

17.	Uncertificated Shares

(A)	Pursuant and subject to the Uncertificated Securities Order, the board may permit title to some or all of the shares of any class to be evidenced otherwise than by a certificate and title to such shares to be transferred in accordance with the rules of a relevant system and may make arrangements for that class of shares to become a participating class. Title to some or all of the shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The board may also, subject to compliance with the Uncertificated Securities Order and the rules of any relevant system, determine at any time that title to some or all of the shares of any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such shares shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(B)	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:-

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system;

(iii)	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system; and

(iv)	any provision of the Uncertificated Securities Order.

(C)	Some or all of the shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided for in the Uncertificated Securities Order and the rules of any relevant system.

(D)	Unless the board otherwise determines or the Uncertificated Securities Order or the rules of the relevant system concerned otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

(E)	Subject to the Companies Laws, the directors may lay down regulations not included in these articles which (in addition to, or in substitution for, any provisions in these articles):

(i)	apply to the issue, holding or transfer of shares in uncertificated form;

(ii)	set out (where appropriate) the procedures for conversion and/or redemption of shares in uncertificated form; and/or

(iii)	the directors consider necessary or appropriate to ensure that these articles are consistent with the Uncertificated Securities Order and/or the Operator's rules and practices.

(F)	Such regulations will apply instead of any relevant provisions in these articles which relate to the transfer, conversion and redemption of shares in uncertificated form or which are not consistent with the Uncertificated Securities Order, in all cases to the extent (if any) stated in such regulations. If the directors make any such regulations, paragraph (G) of this article will (for the avoidance of doubt) continue to apply, when read in conjunction with those regulations.

(G)	Any instruction given by means of a relevant system shall be a dematerialised instruction given in accordance with the Uncertificated Securities Order, the facilities and requirements of a relevant system and the Operator's rules and practices.

(H)	Where the Company is entitled under the Companies Laws, the Uncertificated Securities Order, the Operator's rules and practices, these articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares, the directors may, in the case of any shares in uncertificated form, take such steps (subject to the Companies Laws, the Uncertificated Securities Order, the Operator's rules and practices and these articles) as may be required or appropriate, by instruction by means of a relevant system or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation) by:

(i)	requesting or requiring the deletion of any computer based entries in the relevant system relating to the holding of such shares;

(ii)	altering such computer based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(iii)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(iv)	(subject to any applicable law) otherwise rectify or change the register in respect of any such shares in such manner as the directors consider appropriate (including, without limitation, by entering the name of a transferee into the register as the next holder of such shares); and/or

(v)	appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

(I)	In relation to any share in uncertificated form:

(i)	the Company may utilise the relevant system to the fullest extent available from time to time in the exercise of any of its powers or functions under the Companies Laws, the Uncertificated Securities Order or these articles or otherwise in effecting any actions and the Company may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(ii)	the Company may, by notice to the holder of that share, require the holder to change the form of that share to certificated form within such period as may be specified in the notice; and

(iii)	the Company shall not issue a share certificate.

The Company may by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

18.	Right to Share Certificates

Every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within the time limits prescribed by the Companies Laws (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued) one certificate for all those shares of any one class. In the case of a certificated share held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge.

19.	Replacement of Share Certificates

If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu. Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead. The board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this article. Any one of two or more joint holders may request replacement certificates under this article.

20.	Signing of Share Certificates

Every share certificate shall be signed under a seal or signed by two directors or by one director and the secretary and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares and (if required by the Companies Laws) the distinguishing numbers of such shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them.

21.	Share Certificates Sent at Holder’s Risk

Every share certificate sent in accordance with these articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

Lien

22.	Company’s Lien on Shares Not Fully Paid

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

23.	Enforcing Lien by Sale

The Company may sell, in such manner as the board may decide, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the board may authorise some person to sign an instrument of transfer of the share sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in relation to the sale.

24.	Application of Proceeds of Sale

The net proceeds, after payment of the costs, of the sale by the Company of any share on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and (in the case of certificated shares) upon surrender, if required by the Company, for cancellation of the certificate for the share sold) be paid to the person who was entitled to the share at the time of the sale.

Calls on Shares

25.	Calls

Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the Company serving upon him at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the board may decide. Subject to the Companies Laws, a person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

26.	Timing of Calls

A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

27.	Liability of Joint Holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

28.	Interest Due on Non-Payment

If the whole or part of a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points), as the board may decide, and all expenses that have been incurred by the Company by reason of such non-payment, but the board shall be at liberty in any case or cases to waive payment of the interest or expenses wholly or in part.

29.	Sums Due on Allotment Treated as Calls

Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

30.	Power to Differentiate

The board may on or before the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

31.	Payment of Calls in Advance

The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and on all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, (not exceeding the Bank of England base rate by more than five percentage points, unless the Company by ordinary resolution shall otherwise direct), as the board may decide.

Forfeiture of Shares

32.	Notice if Call or Instalment Not Paid

If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

33.	Form of Notice

The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call has been made or instalment is payable will be liable to be forfeited.

34.	Forfeiture for Non-Compliance with Notice

If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and expenses due in respect of it has been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

35.	Notice after Forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give notice.

36.	Sale of Forfeited Shares

Until cancelled, a forfeited share shall be deemed to be the property of the Company and may be sold or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to sign an instrument of transfer to the designated transferee. The Company may receive the consideration (if any) given for the share on its disposal. At any time before a re-allotment, sale or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

37.	Arrears to be Paid Notwithstanding Forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of them and (in the case of certificated shares) shall surrender to the Company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the Company all moneys which at the date of the forfeiture were payable by him to the Company in respect of those shares with interest thereon at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the board may decide from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

38.	Statutory Declaration as to Forfeiture

A statutory declaration or affidavit that the declarant or the affiant is a director of the Company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration or affidavit shall (subject to the signing of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is re-allotted or sold or otherwise disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, re-allotment, sale or disposal.

Transfer of Shares

39.	Transfer

(A)	Subject to such of the restrictions of these articles as may be applicable:-

(i)	any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in, the Uncertificated Securities Order and the rules of any relevant system provided that legal title to such shares shall not pass until such transfer is entered into the register and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii)	any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve.

(B)	The transferor of a share shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the register in respect of it.

40.	Signing of Transfer

The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. All instruments of transfer, when registered, may be retained by the Company.

41.	Rights to Decline Registration of Partly Paid Shares

The board may, in its absolute discretion and without giving any reason for so doing, decline to register any transfer of any certificated share which is not a fully paid share.

42.	Other Rights to Decline Registration

(A)	The directors shall register a transfer of title to any share in uncertificated form in accordance with the Uncertificated Securities Order except that registration of a transfer of an uncertificated share may (or, in the case where the directors are required to do so under the Uncertificated Securities Order, shall) be refused in the circumstances where the directors are entitled, or required, to refuse registration as set out in the Uncertificated Securities Order, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(B)	The board may decline to register any transfer of a certificated share unless:-

(i)	the instrument of transfer is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person executing the instrument of transfer to make the transfer and, if the instrument of transfer is signed by some other person on his behalf, the authority of that person so to do;

(ii)	the instrument of transfer is in respect of only one class of share; and

(iii)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

(C)	For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

43.	No Fee for Registration

No fee shall be charged by the Company for registering any transfer, document or instruction relating to or affecting the title to any share or for making any other entry in the register.

44.	Untraced Shareholders

(A)	The Company may sell any certificated shares in the Company on behalf of the holder of, or person entitled by transmission to, the shares at the best price reasonably obtainable at the time of sale if:-

(i)	the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period;

(ii)	no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relevant cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period;

(iii)	so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares; and

(iv)	the Company has caused two advertisements to be published, one in a newspaper with a national circulation in the country of the last known postal address of the holder of, or person entitled by transmission to, the shares and the other in a newspaper circulating in the area in which the last known postal address of the holder of, or person entitled by transmission to, the shares or the postal address at which service of notices may be effected under the articles is located, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates.

(B)	The Company shall also be entitled to sell at the best price reasonably obtainable at the time of sale any additional certificated shares in the Company issued either in certificated or uncertificated form during the qualifying period in right of any share to which paragraph (A) of this article applies (or in right of any share so issued, if the criteria in paragraphs (A)(ii) to (iv) are satisfied in relation to the additional shares.

(C)	To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and an instrument of transfer signed by that person shall be as effective as if it had been signed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company and, upon their receipt, the Company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the Company or as it thinks fit.

For the purpose of this article:-

“the qualifying period” means the period of 12 years immediately preceding the date of publication of the advertisements referred to in paragraph (A)(iv) above or of the first of the two advertisements to be published if they are published on different dates; and

“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of paragraphs (A)(i) to (iv) above have been satisfied.

Transmission of Shares

45.	Transmission on Death

If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

46.	Entry of Transmission in Register

Where the entitlement of a person to a certificated share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

47.	Election of Person Entitled by Transmission

Any guardian of an infant member and any curator or guardian or other legal representative appointed in respect of a member who is suffering from mental disorder or interdiction or is otherwise incapable of managing his affairs or any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall sign an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the signing of any document and the giving of any instruction by means of relevant system) to enable himself or that person to be registered as the holder of the share. The board may at any time require the person to elect either to be registered himself or to transfer the share and if the requirements are not complied with within 60 days of being issued the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or signed by the member.

48.	Rights of Person Entitled by Transmission

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share (except with the authority of the board) to receive notice of, or to attend or vote at, any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings.

Alteration of Share Capital

49.	Increase and Alteration of Share Capital

The Company may from time to time by altering its memorandum of association by special resolution:-

(A)	increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe; and

(B)	alter its share capital in any manner permitted by the Companies Laws.

50.	Fractions

(A)	Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular the board may sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Laws, the Company) and distribute the net proceeds of sale in due proportion among those members and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. For the purposes of effecting the sale, the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

(B)	Subject to the Companies Laws, when the board consolidates or sub-divides shares, it can treat certificated and uncertificated shares which a member holds as separate shareholdings.

51.	Reduction of Capital

(A)	Subject to the provisions of the Companies Laws, the Company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

(B)	Subject to the provisions of the Companies Laws, the Company may make a distribution to its members from its share premium account or any other account, except its nominal capital account or capital redemption reserve.

General Meetings

52.	Annual General Meetings

The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Laws.

53.	Convening of General Meetings

The board may convene a general meeting whenever it thinks fit.

54.	Separate General Meetings

The provisions of these articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

Notice of General Meetings

55.	Length of Notice

(A)	A general meeting must be called by notice of:

(i)	in the case where conditions A to C (as set out in section 307A(2) – (4) of the UK Companies Act 2006) are met as if the Company were a “traded company” incorporated in the United Kingdom to which such provisions apply, at least 14 clear days;

(ii)	in any other case 21 clear days.

(B)	The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted and in the case of an annual general meeting, specify the meeting as such. Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors or, if more than one, each of them.

56.	Omission or Non-Receipt of Notice

(A)	The accidental omission to give any notice of a meeting or the accidental omission to send any document or other information relating to any meeting to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice, document or other information by, any person entitled to receive the notice, document or other information shall not invalidate the proceedings at that meeting.

(B)	A member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting.

57.	Circulation of Members’ resolutions

(A)	Members representing at least five per cent. of the total voting rights of all members who have a right to vote on the resolution at the annual general meeting to which the request relates, or not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, may require the Company to circulate, to members of the Company entitled to receive notice of the next annual general meeting, notice of a resolution which may be properly moved and is intended to be moved at that meeting, and if so required the Company shall, unless the resolution:

(i)	would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Company’s constitution or otherwise);

(ii)	is defamatory of any person; or

(iii)	is frivolous or vexatious,

give such notice in the same manner as set out in the provisions of sections 339(1) to 339(3) of the UK Companies Act 2006 as if it were a company incorporated in the United Kingdom to which such provisions apply.

(B)	A request by the members under paragraph (A) of this article may be in hard copy or in electronic form and must:

(i)	identify the resolution of which notice is to be given;

(ii)	be authenticated by the person or persons making it; and

(iii)	be received by the Company at least six weeks before the annual general meeting to which the request relates, or if later the time at which notice is given of that meeting.

58.	Circulation of Explanatory Statements

(A)	Where so requested by members representing at least five per cent. of the total voting rights of all members who have a relevant right to vote, or by not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, the Company shall circulate, to members of the Company entitled to receive notice of a general meeting, a statement of not more than 1,000 words with respect to:

(i)	a matter referred to in a proposed resolution to be dealt with at that meeting; or

(ii)	other business to be dealt with at that meeting.

(B)	A request by the members under paragraph (A) of this article may be in hard copy or in electronic form and must:

(i)	identify the statement to be circulated;

(ii)	be authenticated by the person or persons making it; and

(iii)	be received by the Company at least one week before the meeting to which it relates.

In this article:-

“relevant right to vote” means:

(i)	in relation to a statement with respect to a matter referred to in a proposed resolution, a right to vote on that resolution at a meeting to which the requests relate; and

(ii)	in relation to any other statement, a right to vote at the meeting to which the requests relate.

59.	Information Rights

A member shall have the right to nominate another person, on whose behalf he holds shares, to enjoy information rights (as such term is defined in section 146 of the UK Companies Act 2006). The nominated person shall have the same rights as those contained in the provisions of sections 146 to 149 (other than section 146(4)) of the UK Companies Act 2006, and the Company shall comply with all its obligations in respect of such information rights granted to a nominated person as if it were a company incorporated in the United Kingdom to which such provisions of the UK Companies Act 2006 apply provided that:

(A)	references to accounts, reports or other documents shall be construed as references to the corresponding documents (if any) under the Companies Laws;

(B)	references to section 1145 of the UK Companies Act 2006 shall not include sections 1145(4) and 1145(5); and

(C)	section 147(4) shall be replaced by the provisions of Article 152(E) to (J) with the reference to “member” in Article 152(H) being replaced by “nominated person”.

60.	Power to Require Website Publication of Audit Concerns

Where so requested in the manner set out in section 527(4) of the UK Companies Act 2006 by members representing at least five per cent. of the total voting rights (excluding treasury shares) of all the members who have a right to vote at the general meeting at which the Company’s annual accounts are laid, or by at least 100 members who have such right to vote and hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, the Company shall publish on its website a statement setting out any matter relating to the audit of the Company’s accounts or any circumstances connected with an auditor of the Company ceasing to hold office, and the Company shall comply with all the obligations relating to the publication of such statement contained in the provisions of sections 527 to 529 (other than section 527(5)) of the UK Companies Act 2006 as if it were a company incorporated in the United Kingdom, provided always that the Company shall not be required to comply with the obligation set out in section 527(1) of the UK Companies Act 2006 where the board believes in good faith that the rights conferred by this article are being abused.

61.	Postponement of General Meetings

If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in a national newspaper in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting. The board may also postpone or move the rearranged meeting under this article.

Proceedings at General Meetings

62.	Quorum

Subject to the provisions of Article 63, no business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes (but so not less than two individuals shall constitute a quorum).

63.	Procedure if Quorum Not Present

If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, or if during a meeting a quorum ceases to be present, the meeting, if convened by or upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been so specified, the meeting shall stand adjourned to such other day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as the chairman of the meeting may decide. At any adjourned meeting one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum.

64.	Security Arrangements

The board may direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to, or to authorise some one or more persons who shall include a director or the secretary or the chairman of the meeting to, refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

65.	Chairman of General Meeting

The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair. If there is no chairman or deputy chairman, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman of the meeting if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman of the meeting. Nothing in these articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

66.	Orderly Conduct

The chairman of the meeting shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting. The chairman’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

67.	Entitlement to Attend and Speak

Each director shall be entitled to attend and speak at any general meeting of the Company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting. Proxies are entitled to speak at any general meeting of the Company.

68.	Adjournments

The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either for an indefinite period or to another time or place where it appears to him that (a) the members entitled to vote and wishing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either for an indefinite period or to another time or place. When a meeting is adjourned for an indefinite period the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Any meeting may be adjourned more than once.

69.	Notice of Adjournment

If the continuation of an adjourned meeting is to take place three months or more, after it was adjourned or if business is to be transacted at an adjourned meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Amendments

70.	Amendments to Resolutions

In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

71.	Amendments Ruled Out of Order

If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Voting

72.	Votes of Members

All resolutions shall be passed by a simple majority of votes cast unless a higher majority is required by the Companies Laws or these articles. Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, on a show of hands every member who is present in person at a general meeting of the Company shall have one vote and every proxy present who has been duly appointed shall have one vote. On a poll every member who is present in person or by proxy shall, subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, have one vote for every share of which he is the holder.

73.	Method of Voting

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. Subject to the Companies Laws, a poll may be demanded by:-

(A)	the chairman of the meeting; or

(B)	at least five members present in person or by proxy and entitled to vote on the resolution; or

(C)	any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

(D)	any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution on a show of hands has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

74.	Procedure if Poll Demanded

If a poll is properly demanded it shall be taken in such manner (including, but not limited to, the use of ballot or voting papers or electronic means, or any combination thereof) as the chairman of the meeting shall direct. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

75.	When Poll to be Taken

A poll demanded on the election of a chairman of the meeting, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than 30 days after the date of the demand) and at such time and place as the chairman of the meeting shall direct. It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll.

76.	Continuance of Other Business after Poll Demand

The demand for a poll (other than on the election of a chairman of the meeting or on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

77.	Votes on a Poll

(A)	On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion and if he does he shall specify the number of shares in respect of which each proxy is entitled to exercise the related votes and shall ensure that no proxy is appointed to exercise the votes which any other proxy has been appointed by that member to exercise. On a poll a member present in person or by proxy and entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

(B)	The members may require the directors to obtain an independent report on any poll taken, or to be taken, at a general meeting of the Company in accordance with the provisions of sections 342 to 349 and sections 351 to 353 of the UK Companies Act 2006, and if so required, the Company shall comply with such provisions as if the Company were incorporated in the United Kingdom provided that references to section 325 and 326 of the UK Companies Act 2006 contained in section 347 of the UK Companies Act 2006 shall be construed as referring instead to Article 96(2) and Article 96(5) of the Companies Laws respectively.

78.	Votes of Joint Holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

79.	Voting on Behalf of Incapable Member

A member in respect of whom a special or general attorney is appointed or an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or interdiction or is otherwise incapable of managing his affairs may vote at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on his behalf (and that person may vote on a poll by proxy), provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote or such other right has been received by the Company not later than the last time at which such an appointment should have been received in order to be valid for use at that meeting or on the holding of that poll.

80.	No Right to Vote where Sums Overdue on Shares

No member shall, unless the board otherwise decides, be entitled in respect of any share held by him to attend or vote (either personally or by proxy) at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or upon a poll or to exercise any other right conferred by membership in relation to general meetings or polls unless all calls or other sums presently payable by him in respect of that share have been paid.

81.	Objections or Errors in Voting

(A)	If:-

(i)	any objection shall be raised to the qualification of any voter, or

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected, or

(iii)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting or poll at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

(B)	The Company will not be obliged to check whether a proxy or corporate representative has voted in accordance with a shareholder’s instructions and, if a proxy or corporate representative fails to vote in accordance with a shareholder’s instructions, this will not affect the decision of the meeting or adjourned meeting or poll.

Proxies and Corporate Representatives

82.	Appointment of Proxies

The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be signed under its seal or signed by an officer, attorney or other person authorised to sign it.

83.	Receipt of Proxies

(A)	The appointment of a proxy must:-

(i)	in the case of an appointment made in hard copy, be received at the office (or such other place in Jersey or the United Kingdom as may be specified by the Company for the receipt of appointments of proxy in hard copy form) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney (Jersey) Law 1995 or in some other manner approved by the board;

(ii)	in the case of an appointment made by electronic means be received at the address specified by the Company for the receipt of appointments by proxy by electronic means not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which such an appointment is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney (Jersey) Law 1995 or in some other manner approved by the board, must, if required by the board, be received at such address or at the office (or such other place in Jersey or in the United Kingdom as may be specified by the Company for the receipt of such documents) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(iii)	in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll, and an appointment of a proxy which is not or in respect of which the authority or copy thereof is not, received in a manner so permitted shall be invalid.

(B)	If a member appoints more than one proxy at the same time in respect of different shares and the appointments of proxy give the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the member, then each of those appointments of proxy will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.

(C)	When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

(D)	The board may, at its discretion, determine that, in calculating the 48 hour period mentioned in this Article 83, no account shall be taken of any part of a day that is not a working day.

84.	Maximum Validity of Proxy

No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

85.	Form of Proxy

The appointment of a proxy shall be in any usual form or in such other form as the board may approve. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

86.	Cancellation of Proxy’s Authority

(A)	A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the Company at the office (or such other place or address as was specified by the Company for the receipt of appointments of proxy in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

(B)	A vote given by proxy or by a representative of a corporation shall be valid notwithstanding that he has not voted in accordance with any instructions given by the member by whom he is appointed. The Company shall not be obliged to check whether the proxy or representative of a corporation has in fact voted in accordance with any such member’s instructions.

87.	Corporate representatives

(A)	Any body corporate which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its corporate representative at any general meeting. A body corporate may authorise more than one person to act as its corporate representative at any general meeting, provided that each such corporate representative is appointed to exercise the powers attached to a different share or shares held by that body corporate. The person or persons so authorised shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual member of the Company and such body corporate shall for the purposes of these articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

(B)	Where a person is authorised under this article to represent a body corporate at a general meeting, the directors or chairman of the meeting may require him to produce a certified copy of the resolution or other authority from which he derives his authority.

Appointment, Retirement and Removal of Directors

88.	Number of Directors

Unless otherwise determined by ordinary resolution of the Company, the directors (disregarding alternate directors) shall not be subject to a maximum in number but must not be less than two.

89.	Directors’ Shareholding Qualification

No shareholding qualification for directors shall be required.

90.	Power of Company to Appoint Directors

Subject to the provisions of these articles, the Company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

91.	Power of Board to Appoint Directors

Subject to the provisions of these articles, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. Any director so appointed shall retire at the next annual general meeting and shall then be eligible for election but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at that meeting.

92.	Retirement of Directors by Rotation

At every annual general meeting any director:

(A)	who has been appointed by the Board since the last annual general meeting; or

(B)	who held office at the time of the two preceding annual general meetings and who did not retire at either of them, or

(C)	who has held office with the Company, other than employment or executive office, for a continuous period of nine years or more at the date of the meeting,

shall retire from office and may offer himself for re-appointment by the members.

93.	Filling Vacancies

Subject to the provisions of these articles, at the meeting at which a director retires the Company can pass an ordinary resolution to re-elect the director or to elect some other eligible person in his place.

94.	Power of Removal by Ordinary Resolution

The Company may by ordinary resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

95.	Persons Eligible as Directors

No person other than a director retiring at the meeting shall be appointed or re-appointed a director at any general meeting unless:-

(A)	he is recommended by the board; or

(B)	not less than seven nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for appointment or re-appointment together with confirmation in writing by that person of his willingness to be appointed or re-appointed.

96.	Position of Retiring Directors

A director who retires at an annual general meeting may, if willing to continue to act, be re-appointed. If he is appointed or re- appointed he is treated as continuing in office throughout. If he is not re-appointed, he shall retain office until the end of the meeting or (if earlier) when a resolution is passed to appoint someone in his place or when a resolution to appoint or re-appoint the director is put to the meeting and lost.

97.	Vacation of Office by Directors

Without prejudice to the provisions for retirement contained in these articles, the office of a director shall be vacated if:-

(A)	he resigns his office by notice in writing sent to or received at the office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a meeting of the board; or

(B)	by notice in writing sent to or received at the office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a meeting of the board he offers to resign and the board resolves to accept such offer; or

(C)	a notice in writing removing him as a director is sent to or received at the office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a meeting of the board, and such notice is given by all of the other directors and all of the other directors are not less than three in number; or

(D)	he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health and the board resolves that his office is vacated; or

(E)	he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for six consecutive months and the board resolves that his office is vacated; or

(F)	he becomes bankrupt or compounds with his creditors generally; or

(G)	he is prohibited or disqualified by law from being a director; or

(H)	he ceases to be a director by virtue of the Companies Laws or is removed from office pursuant to these articles.

If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board.

98.	Alternate Directors

(A)	Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing signed by the appointor and sent to or received at the office or at an address specified by the Company for the purpose of communication by electronic means or tendered at a meeting of the board, or in any other manner approved by the board. An alternate director shall be entitled to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at such meeting to exercise and discharge all the functions, powers, rights and duties of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he were a director.

(B)	Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall during his appointment be an officer of the Company. An alternate director shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director. An alternate director shall not be entitled to receive from the Company any fee in his capacity as an alternate director but the Company shall, if so requested in writing by the appointor, pay to the alternate director any part of the fees or remuneration otherwise due to the appointor.

(C)	A director or any other person may act as an alternate director to represent more than one director. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director but he shall count as only one for the purposes of determining whether a quorum is present. Signature by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as signature by his appointor.

(D)	An alternate director shall cease to be an alternate director:-

(i)	if his appointor ceases for any reason to be a director except that, if at any meeting any director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired; or

(ii)	on the happening of any event which if he were a director would cause him to vacate his office as director; or

(iii)	if he resigns his office by notice in writing to the Company.

99.	Executive Directors

The board or any committee authorised by the board may from time to time appoint one or more directors to hold any employment or executive office with the Company for such period and upon such other terms as the board or any committee authorised by the board may in its discretion decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the Company or the Company may have against the director for any breach of any contract of service between him and the Company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director.

Fees, Remuneration, Expenses and Pensions

100.	Directors’ Fees

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board provided that the aggregate of all fees so paid to directors (excluding amounts payable under any other provision of these articles) shall not exceed £3,000,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company.

101.	Additional Remuneration

Any director who performs services which in the opinion of the board or any committee authorised by the board go beyond the ordinary duties of a director may be paid such reasonable extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may in its discretion decide in addition to any remuneration provided for by or pursuant to any other article.

102.	Expenses

Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the Company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director.

103.	Pensions and Gratuities for Directors

The board or any committee authorised by the board may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, or dependants of, or persons connected to, any director or former director provided that no benefits (except such as may be provided for by any other article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive office or place of profit under, the Company or any body corporate which is or has been its subsidiary or any predecessor in business of the Company or any such body corporate without the approval of an ordinary resolution of the Company. No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

104.	Compensation for loss of office

The provisions contained in sections 215 to 221 of the UK Companies Act 2006 in relation to payments made to directors (or a person connected to such directors) for loss of office (and the circumstances in which such payments would require the approval of members) shall apply to the Company, and the Company shall comply with such provisions as if it were a company incorporated in the United Kingdom, notwithstanding section 217(4)(a), section 218(4)(a), and section 219(6)(a) of such provisions.

Directors’ Interests

105.	Permitted Interests and Voting

(A)	Subject to the provisions of the Companies Laws and of paragraph (J) of this article, no director or proposed or intending director shall be disqualified by his office from contracting with the Company or any of its subsidiaries, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is so interested be liable to account to the Company or the members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.

(B)	A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period and upon such other terms as the board may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.

(C)	Subject to the provisions of the Companies Laws and of paragraph (J) of this article, a director may be or become a director or other officer of, or otherwise be interested in, or contract with any company promoted by the Company or in which the Company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in or contract with the other company nor shall any such contract be liable to be avoided. Subject to the Companies Laws and these articles, the board may also cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company. Subject to the Companies Laws and these articles, a director may also vote on and be counted in the quorum in relation to any of such matters.

(D)	Subject to the provisions of the Companies Laws and of paragraph (J) of this article, a director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

(E)	A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the Company is interested and the director seeking to vote or be counted in the quorum owns one per cent. or more of it.

(F)	Save as otherwise provided by these articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest which (taken together with any interest of any person connected with him) is to his knowledge a material interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that interest arises only from one or more of the following matters:-

(i)	the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)	the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)	the giving to him of any other indemnity where all other directors are being offered indemnities on substantially the same terms;

(iv)	where the Company or any of its subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(v)	any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

(vi)	any contract concerning any other company (not being a company in which the director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(vii)	any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of the Company or of any of its subsidiaries and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(viii)	any contract for the benefit of employees of the Company or of any of its subsidiaries under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

(ix)	any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors.

(G)	A company shall be deemed to be one in which a director owns one per cent. or more if and so long as (but only if and so long as) he, taken together with any person connected with him, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

(H)	Where a company in which a director owns one per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

(I)	If any question shall arise at any meeting of the board as to the materiality of the interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board.

(J)	A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company or any of its subsidiaries shall declare the nature and extent of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case, by written notice to the secretary who shall table the notice at the next meeting of the board. For the purposes of this article, a general notice to the board by a director to the effect that (a) he is an employee, or officer or a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

(K)	References in this article to a contract include references to any proposed contract and to any actual or proposed transaction or arrangement whether or not constituting a contract.

(L)	The Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not properly authorised by reason of a contravention of this article.

Powers and Duties of the Board

106.	General Powers of Company Vested in Board

Subject to the provisions of the Companies Laws, these articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business of the Company or not. No alteration of these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.

107.	Borrowing Powers

(A)	Subject to the following provisions of this article, the board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Companies Laws, to issue debentures and other securities, whether outright or as collateral security, for a debt, liability or obligation of the Company or of a third party.

(B)	The board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to secure (as regards subsidiary undertakings, to the extent possible) that the aggregate principal amount outstanding in respect of moneys borrowed by the group does not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to US$30,000,000,000.

(C)	In this article:-

(i)	“group” means:

(a)	the Company;

(b)	all undertakings which are included in the consolidated group accounts (prepared on the basis of the generally accepted accounting principles adopted by the Company from time to time for the preparation of its statutory consolidated accounts or, if there is no requirement to produce such statutory consolidated accounts, the consolidated accounts that are prepared for the purposes of the Listing Rules or the Disclosure Guidance and Transparency Rules) in which the relevant balance sheet is comprised and which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year); and

(c)	all undertakings which are not included in the consolidated group accounts in which the relevant balance sheet is comprised but which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year);

(ii)	“group undertaking” means the Company or another undertaking in the group;

(iii)	“moneys borrowed” means all moneys borrowed including, without limitation:

(a)	the nominal amount of and the amount of any premium paid in respect of the allotted share capital (not being equity share capital) of a group undertaking other than the Company not beneficially owned, directly or indirectly, by another group undertaking;

(b)	any amount raised by acceptance under an acceptance credit facility;

(c)	any amount raised under a note purchase facility;

(d)	the amount of any liability in respect of a lease or hire purchase contract which would, in accordance with generally accepted accounting standards in the United Kingdom, be treated as a finance or capital lease;

(e)	the amount of any liability in respect of a purchase price for assets or services the payment of which is deferred for a period of more than 90 days; and

(f)	any amount raised under another transaction (including, without limitation, a forward sale or purchase agreement) having the commercial effect of a borrowing;

but excluding:

(g)	borrowings by one group undertaking from another, including the principal amount of any loan capital (whether secured or unsecured) and the nominal amount of any allotted or issued share capital (not being any equity share capital) of a group undertaking beneficially owned, directly or indirectly, by another group undertaking;

(h)	borrowings for the purpose of financing a contract to the extent that the price receivable under the contract is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade and Industry or by another person fulfilling a similar function;

(i)	borrowings for the purpose of, and applied within six months of being made in, repaying the whole or part of borrowings that constitute moneys borrowed for the purposes of this article, pending their application for that purpose within that period; and in calculating moneys borrowed for the purposes of this article, there shall be deducted:

(j)	an amount equal to the aggregate of:

(1)	all cash in hand and cash deposits repayable on demand with any bank or financial institution (not itself a group undertaking); and

(2)	investments which are readily convertible into known amounts of cash with notice of 48 hours or less;

in each case beneficially owned, directly or indirectly, by a group undertaking and whether denominated in sterling or in a currency other than sterling.

(D)	When the amount of the moneys borrowed to be taken into account for the purposes of this article on a particular day is being calculated, moneys denominated or repayable in a currency other than U.S. Dollars shall be converted for the purpose of calculating the U.S. Dollar equivalent either:

(i)	at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those moneys (a “hedging agreement”); or

(ii)	if those moneys were borrowed on or before the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

(a)	the rate of exchange used for the conversion of that currency in the relevant balance sheet; or

(b)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made; or

(iii)	if those moneys were borrowed after the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

(a)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the date of the relevant balance sheet; or

(b)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made.

(E)	When calculating moneys borrowed for the purposes of this article, where a group undertaking has issued equity share capital that is not owned, directly or indirectly, by a group undertaking (“external capital”):

(i)	the relevant percentage of any borrowings from that group undertaking by another group undertaking shall not be excluded pursuant to paragraph (C)(iii)(g);

(ii)	the relevant percentage of any borrowings made by that group undertaking that constitute moneys borrowed for the purposes of this article shall be deducted; and

(iii)	the relevant percentage of any items falling within clause (C)(iii)(j) beneficially owned, directly or indirectly, by that group undertaking shall not be deducted;

and for the purpose of this paragraph “relevant percentage” means a percentage equal to the percentage that the external capital forms of the whole of the issued equity share capital of that group undertaking.

(F)	A report of the auditors as to the aggregate amount of moneys borrowed for the purposes of this article is conclusive and binding on all concerned. Nevertheless the board may at any time act in reliance on a bona fide estimate of the amount of the aggregate amount of moneys borrowed. If in consequence the limit on moneys borrowed set out in this article is inadvertently exceeded, the amount of moneys borrowed equal to the excess may be disregarded for 90 days after the date on which by reason of a determination of the auditors or otherwise the board becomes aware that the situation has or may have arisen.

(G)	No debt incurred or security given in respect of moneys borrowed in excess of the limit imposed by this article is invalid or ineffectual except where express notice that the limit has been or will be exceeded has been given to the lender or recipient of the security at the time when the debt is incurred or security given. No lender or other person dealing with the Company is concerned to see or enquire whether the limit is observed.

108.	Agents

(A)	The board can appoint anyone as the Company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys. The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles.

(B)	The board can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

(C)	The board can:-

(i)	delegate any of its authority, powers or discretions to any manager or agent of the Company;

(ii)	allow managers or agents to delegate to another person;

(iii)	remove any people it has appointed in any of these ways; and

(iv)	cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board.

(D)	The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not.

109.	Delegation to Individual Directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub- delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

110.	Official Seals

The Company may exercise all the powers conferred by the Companies Laws with regard to having official seals and those powers shall be vested in the board.

111.	Registers

The directors shall keep and maintain or cause to be kept and maintained at the office or at such other place in Jersey where it is made up, as the directors may from time to time determine, a register in the manner required by the Companies Laws and the Uncertificated Securities Order. The directors may rely upon the information provided to them from time to time by the Operator for the purposes of keeping the register up to date in accordance with the Companies Laws. No copy of the register, list, record or information in respect of the members of the Company kept or maintained outside Jersey shall constitute the register or any part of the register and the Company shall not be bound to recognise any interest or right in respect of any share by virtue of it being contained or recorded in such copy of the register of list, record or information.

112.	Overseas Branch Registers

Subject to the provisions of the Companies Laws, the Company may keep an overseas branch register in any place other than the United Kingdom or the Republic of Ireland, and the board may, subject to the requirement that any such register be kept in any territory other than the United Kingdom or the Republic of Ireland, make and vary such regulations as it may think fit respecting the keeping of any such register.

113.	Provision for Employees

The board may exercise any power conferred by the UK Companies Act 2006 to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary as if the Company were a company incorporated in the United Kingdom.

Proceedings of the Board

114.	Board Meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting.

115.	Notice of Board Meetings

Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A director may waive his entitlement to notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

116.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

117.	Directors below Minimum through Vacancies

The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the Company but not for any other purpose. If there are no directors or director able or willing to act, then any two members (excluding any shares held by the Company as treasury shares) may summon a general meeting for the purpose of appointing directors.

118.	Appointment of Chairman

The board may appoint a director to be the chairman or a deputy chairman of the board, and may at any time remove him from that office. The chairman of the board or failing him a deputy chairman shall act as chairman at every meeting of the board. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair. But if no chairman of the board or deputy chairman is appointed, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting. References in these articles to a deputy chairman include, if no one has been appointed to that title, a person appointed to a position with another title which the board designates as equivalent to the position of deputy chairman.

119.	Competence of Meetings

A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions vested in or exercisable by the board.

120.	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

121.	Delegation to Committees

(A)	The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit provided that any committee or sub-committee must always include at least one director. References in these articles to committees include sub-committees permitted under this article.

(B)	Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board.

(C)	The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

122.	Participation in Meetings by Telephone

All or any of the members of the board may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

123.	Resolution in Writing

A resolution in writing signed by a majority of the directors who are at the relevant time entitled to receive notice of a meeting of the board and who would be entitled to vote on the resolution at a meeting of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned.

124.	Validity of Acts of Board or Committee

All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

Secretary

125.	Appointment and Removal of the Secretary

Subject to the provisions of the Companies Laws, the secretary shall be appointed by the board for such term and upon such conditions as the board may think fit; and any secretary so appointed may be removed by the board. Anything required or authorised to be done by or to the secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the directors provided that any provisions of these articles requiring or authorising a thing to be done by the Director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary. The Company shall keep or cause to be kept at the office a register of particulars with regard to its secretary in the manner required by the Companies Laws.

Seals

126.	Use of Seals

The board shall provide for the custody of every seal of the Company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, and to any resolution of the board or committee of the board dispensing with the requirement for counter-signature on any occasion, any instrument to which the common seal is applied shall be signed by at least one director, or by such other person or persons as the board may approve. Any instrument to which an official seal is applied need not, unless the board otherwise decides or the law otherwise requires, be signed by any person.

Dividends and Other Payments

127.	Declaration of Dividends by Company

Subject to the provisions of the Companies Laws, the Company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

128.	Payment of Interim and Fixed Dividends by Board

Subject to the provisions of the Companies Laws, the board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer in consequence of the payment of an interim or fixed dividend on any other class of shares ranking pari passu with or after those shares.

129.	Income Access Arrangements

(A)	From time to time, the board may, in its absolute discretion, resolve to establish or procure the establishment of a trust, at such times (if at all) and on such terms as the board may determine, for the purpose of receiving, on behalf of holders of ordinary shares who have elected (or, in accordance with any arrangements established by the board pursuant to Article 129(B), are deemed to have so elected) to be paid dividends by a company resident for tax purposes in the United Kingdom (an “IAS Election”), amounts paid by way of dividend by a subsidiary of the Company resident for tax purposes in the United Kingdom to the trustee of such trust (the “IAS Trustee”).

(B)	Without prejudice to the generality of Article 129(A), from time to time the board may, in its absolute discretion, resolve that, unless a contrary election is made, a holder holding a specified number of ordinary shares or fewer (as determined from time to time by the board) at the first dividend record date after he becomes a holder of ordinary shares (or such other time as the board may determine from time to time) shall be deemed (subject to such terms as the board may determine from time to time) to have made an IAS Election in respect of his holding of ordinary shares.

(C)	Notwithstanding Articles 129(A) and 129(B), any IAS Election made by any holder of ordinary shares shall be made on, and subject to, the following terms:

(i)	where a holder of ordinary shares holds his ordinary shares in more than one designated account, each account shall be considered separately for the purposes of: (i) determining whether or not an IAS Election shall be deemed to have been made in accordance with any arrangements established by the board pursuant to Article 129(B); and (ii) determining the holding to which an IAS Election which has been made applies, and references to a holder of ordinary shares should be read as references to a holder in respect of a particular designated account;

(ii)	where any amount paid by way of dividend by a subsidiary of the Company resident for tax purposes in the United Kingdom is received by the IAS Trustee on behalf of any holder of ordinary shares who has made an IAS Election and is paid by the IAS Trustee to such holder of ordinary shares, the entitlement of such holder of ordinary shares to be paid any amount in respect of a dividend declared pursuant to these articles (calculated before withholding or deduction on account of tax) (the “gross dividend”) will be reduced by an amount equal to the amount that has been paid by the IAS Trustee to such holder of ordinary shares;

(iii)	without altering the continuing effect of Article 129(C)(ii), if a dividend is announced or declared pursuant to these articles and the entitlement, if any, of any holder of ordinary shares who has made an IAS Election to be paid its pro-rata share of the gross dividend declared is not fully extinguished on the relevant payment date by virtue of a payment made by the IAS Trustee, the Company has a full and unconditional obligation to make payment (after withholding or deduction of any amounts required by law) in respect of the outstanding part of such gross dividend immediately;

(iv)	where amounts are paid by the IAS Trustee in one currency and a dividend is announced or declared by the Company in another currency, the amount so paid by the IAS Trustee will, for the purposes of the comparison required by Articles 129(C)(ii) and 129(C)(iii), be converted into the currency in which the Company has declared the dividend at such rate as the board shall consider appropriate;

(v)	for the purposes of Articles 129(C)(ii), 129(C)(iii) and 129(C)(iv), the amount that the IAS Trustee has paid to any holder of ordinary shares who has made an IAS Election will be deemed to include:

(a)	any amount that the IAS Trustee may be compelled by law to withhold;

(b)	a pro-rata share (determined by reference to the amount of the dividend paid by the subsidiary of the Company received by each holder of ordinary shares) of any tax that the subsidiary of the Company paying the dividend to the IAS Trustee is obliged to withhold or deduct from the same; and

(c)	a pro-rata share (determined by reference to the amount of the dividend paid by the subsidiary of the Company received by each holder of ordinary shares) of any tax that is payable by the IAS Trustee in respect of the dividend paid by the subsidiary of the Company to the IAS Trustee;

(vi)	the IAS Trustee is to be treated as having paid an amount to a holder of ordinary shares who has made an IAS Election if a cheque, warrant or similar financial instrument in respect of that amount is properly despatched to such holder of ordinary shares or, in the case of joint holders, to the holder whose name stands first in the register in respect of such ordinary shares, or if a payment is made by any bank or other funds transfer system or such other means including, in respect of uncertified shares, by means of the facilities and requirements of a relevant system; and

(vii)	an IAS Election shall not apply in relation to a dividend to the extent that a valid election has been made under Article 137 in respect of that dividend.

(D)	Subject always to Articles 129(A), 129(B) and 129(C), the board has determined, for the time being, that an IAS Election may be made in relation to any dividend by any holder of ordinary shares under any arrangements outlined in, or implemented pursuant to, this Article 129, provided that the relevant holder:

(i)	provides, by such date as the board may determine from time to time, such information as the board may determine from time to time, to be necessary in order for the Company, any subsidiary of the Company and/or the IAS Trustee, and each of their respective agents, to comply with any applicable legal and/or regulatory requirements relating to the payment of any amounts payable as mentioned in this Article 129, such information to include (without limitation) details of the relevant holder’s full name, registered office or residential address, place of incorporation or birth, date of incorporation or birth, citizenship, tax residency and tax identification number (and/or similar designation); and

(ii)	complies, by such date as the board may determine from time to time, with such other terms as the board may, in its sole discretion, impose by way of written notice to the relevant holder or by way of publishing a written notice on a website from time to time, and failure by the relevant holder to comply with (i) and/or (ii) above in relation to any dividend shall result in the relevant IAS Election (including any IAS Election that was made prior to this Article 129(D) being adopted) being deemed not to have been made in respect of that dividend (unless the board, at its discretion, determines otherwise).

(E)	Any arrangements established or implemented pursuant to this Article 129, including, but not limited to, any arrangements established or implemented pursuant to Articles 129(A), 129(B) and 129(D), may be amended, terminated, suspended and re-instated (on the same or different terms) by the board forthwith at any time and without notice to any person including holders of ordinary shares and the IAS Trustee.

(F)	In this Article 129:

(i)	any reference to “holders” or “holders of ordinary shares” shall be deemed to apply equally to joint holders of ordinary shares, provided that: (a) in order for any IAS Election by joint holders of an ordinary share to be valid, such joint holders must be acting together, and continue to be acting together, at all times for the purposes of this Article 129; and (b) any obligation or eligibility requirement placed by the board pursuant to this Article 129 on a holder of ordinary shares shall be deemed to apply equally to each joint holder of an ordinary share (and failure by any one or more joint holders to satisfy such obligations or meet such requirements shall mean that all such joint holders shall be deemed not to have made an IAS Election in respect of such ordinary share);

(ii)	any reference to the making of an IAS Election or to an IAS Election having been made shall be construed as including an IAS Election being deemed to be made or, as the case may be, being deemed to have been made, in each case in accordance with any arrangements established or implemented by the board pursuant to Article 129(B) and cognate expressions shall be construed accordingly; and

(iii)	any reference to an IAS Election being deemed not to have been made shall be construed as including an IAS Election being deemed not to have been deemed to have been made in accordance with any arrangements established or implemented by the board pursuant to Article 129(B).

130.	Calculation and Currency of Dividends

(A)	Subject to Article 129 and except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

(i)	all dividends shall be declared and paid according to the amounts paid up on the share in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share; and

(ii)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid.

(B)	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide, a dividend or any other money payable in respect of a share can be declared in any currency and paid in any currency or currencies. The board may decide the basis of conversion for any currency conversions that may be required and how any costs involved are to be met. The board can offer any shareholder or group or groups of shareholders the choice to receive dividends and other money payable in respect of their shares in a currency or currencies other than that in which the dividend or other money payable is declared on such terms and conditions as the directors may prescribe from time to time.

131.	Amounts Due on Shares may be Deducted from Dividends

The board may deduct from any dividend or other moneys payable to a member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.

132.	No Interest on Dividends

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

133.	Payment Procedure

(A)	Any dividend or other money payable in cash relating to a share can be paid:

(i)	by inter-bank transfer or by other electronic means (including payment through CREST) directly to an account with a bank or other financial institution (or other organisations operating deposit accounts if allowed by the Company) named in a written instruction from the persons entitled to receive the payment under this article;

(ii)	by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to his registered address;

(iii)	by sending a cheque, warrant or similar financial instrument payable to someone else named in a written instruction from the shareholder (or all joint holders) and sent by post to the address specified in that instruction; or

(iv)	in some other way requested in writing by the holder (or all joint holders) and agreed with the Company.

(B)	In respect of the payment of any dividend or other money, the directors can decide and notify holders of shares that:

(i)	one or more of the payment means described in paragraph (A) above will be used for payment and, where more than one means will be used, a holder of shares (or all joint holders) may elect to receive payment by one of the means so notified in the manner prescribed by the directors;

(ii)	one or more of such means will be used for the payment unless a holder of shares (or all joint holders) elects for another means of payment in the manner prescribed by the directors; or

(iii)	one or more of such means will be used for the payment and that holders of shares will not be able to elect to receive the payment by any other means.

And for these purposes the directors can decide that different means of payment will apply to different shareholders or groups of shareholders.

(C)	If:

(i)	a holder of shares (or all joint holders) does not specify an address or does not specify an account of a type prescribed by the directors, or does not specify other details, and in each case that information is necessary in order to make a payment of a dividend or other money in the way in which under this article the directors have decided that the payment is to be made or by which the holder of shares (or all joint shareholders) has validly elected to receive the payment; or

(ii)	payment cannot be made by the Company using the information provided by the holder of shares (or all joint holders),

then the dividend or other money will be treated as unclaimed for the purposes of these articles.

(D)	For joint holders of shares or persons jointly entitled to shares by law, payment can be made to the holder whose name stands first in the register. The Company can rely on a receipt for a dividend or other money paid on shares from any one of them on behalf of all of them.

(E)	Cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money. The Company is treated as having paid a dividend or other money payable if the cheque, warrant or similar financial instrument is cleared or if a payment is made through CREST, bank transfer or other electronic means. The Company will not be responsible for a payment which is lost or delayed.

(F)	Dividends or other money payable can be paid to a person who has become entitled to a share by law as if he were the holder of the share.

134.	Uncashed Dividends

The Company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the Company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new address or account of the holder. Subject to the provisions of these articles, the Company must recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

135.	Forfeiture of Unclaimed Dividends

All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the board for the benefit of the Company until claimed. Any dividend or other sum unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the Company unless the board decides otherwise and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

136.	Dividends Not in Cash

Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets or any part thereof to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

137.	Scrip Dividends

The board may, if authorised by an ordinary resolution of the Company, offer any holders of ordinary shares (excluding any shares held by the Company as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(A)	An ordinary resolution may specify some or all of a particular dividend (whether or not already declared) or may specify some or all of any dividends declared or paid within a specified period, but such period may not end later than the third anniversary of the date of the meeting at which the ordinary resolution is passed;

(B)	The entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s ordinary shares on the London Stock Exchange as derived from the Daily Official List (or any other publication of a recognised investment exchange showing quotations for the Company’s ordinary shares, as determined by the board) on such five consecutive dealing days as the board shall determine provided that the first of such days shall be on or after the day on which the ordinary shares are first quoted “ex” the relevant dividend or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the auditors may rely on advice or information from brokers or other sources of information as they think fit;

(C)	No fraction of any ordinary share shall be allotted. The board may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid ordinary shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

(D)	The board, if it intends to offer an election in respect of any dividend, shall give notice to the holders of ordinary shares of the right of election offered to them, and specify the procedure to be followed which, for the avoidance of doubt, may include an election by means of a relevant system and the place at which, and the latest time by which, elections must be lodged in order for elections to be effective; no such notice need be given to holders of ordinary shares who have previously given election mandates in accordance with this article and whose mandates have not been revoked; the accidental omission to give notice of any right of election to, or the non receipt of any such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(E)	The board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined;

(F)	The board may exclude from any offer or make other arrangement in relation to any holders of ordinary shares where the board believes that such exclusion or arrangement is necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory, or the board believes that for any other reason the offer should not be made to them;

(G)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (for the purposes of this article “the elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the board shall capitalise, out of any amount standing to the credit of any reserve (including the share premium account) or fund (including the profit and loss account) at the relevant time whether or not the same is available for distribution as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis. The board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(H)	The additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend;

(I)	Unless the board otherwise determines, or unless the Uncertificated Securities Order and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared or paid in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election);

(J)	The board may also from time to time establish or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system, under which a holder of ordinary shares may elect in respect of future rights of election offered to that holder under this article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

(K)	The board may decide how any costs relating to making new shares available in place of a cash dividend will be met, including deciding to deduct an amount from the entitlement of a shareholder under this article; and

(L)	At any time before new ordinary shares are allotted instead of cash in respect of any part of a dividend, the board may determine that such new ordinary shares will not be allotted. Any such determination may be made before or after any election has been made by members in respect of the relevant dividend.

Capitalisation of Reserves

138.	Power to Capitalise Reserves and Funds

The Company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve (including the share premium account) or fund (including the profit and loss account) at the relevant time whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts unpaid at the relevant time on any shares in the Company held by those members respectively or in paying up in full unissued shares, debentures or other obligations of the Company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company; and (ii) where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly. The board may authorise any person to enter into an agreement with the Company on behalf of the persons entitled to participate in the distribution and the agreement shall be binding on those persons.

139.	Settlement of Difficulties in Distribution

Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

Record Dates

140.	Power to Choose Any Record Date

Notwithstanding any other provision of these articles, the Company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.

Accounting Records and Summary Financial Statements

141.	Records to be Kept

The board shall cause to be kept accounting records sufficient to show and explain the Company’s transactions, and such as to disclose with reasonable accuracy at any time the financial position of the Company at that time, and which accord with the Companies Laws.

142.	Inspection of Records

No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law, ordered by a court of competent jurisdiction or authorised by the board or by ordinary resolution of the Company.

143.	Strategic Report and Supplementary Material

(A)	The Company may provide a copy of the strategic report together with the supplementary material described in section 426A of the UK Companies Act 2006 to any member of the Company who has requested to receive such strategic report and supplementary material in accordance with paragraph (B) below instead of a copy of its full accounts and reports (being the consolidated accounts prepared in accordance with generally accepted accounting principles adopted by the Company from time to time that are prepared for the purposes of the Listing Rules or the Disclosure Guidance and Transparency Rules). Where a person has been nominated by a member to enjoy information rights by virtue of Article 60 and is accordingly entitled to receive a copy of such full accounts and reports, the Company may provide a copy of the strategic report together with the supplementary material described in section 426A of the UK Companies Act 2006 to any such nominated person instead of a copy of its full accounts and reports if that member has requested to receive such statements in accordance with paragraph (B) below.

(B)	A member may elect to receive a copy of the strategic report together with the supplementary material described in section 426A of the UK Companies Act 2006 by notice in writing to the Company and such election shall become effective on receipt by the Company provided that if such election is received by the Company later than 28 days before the first date on which a copy of its full accounts required to be sent to that member are sent out, the directors may determine that such election shall not become effective until the following year.

(C)	The Company may notify members that, unless they notify the Company in writing to the contrary within a reasonable period of time (being not less than 21 days after service of notice), they will be deemed to have elected to receive a copy of the strategic report together with the supplementary material described in section 426A of the UK Companies Act 2006 pursuant to paragraph (B) above, and members who fail to make such notification to the Company shall be deemed to have so elected, save to the extent they subsequently elect to receive a copy of the Company’s full accounts and reports pursuant to paragraph (D) below.

(D)	Where a member has (or is deemed to have) elected to receive a copy of the strategic report together with the supplementary material described in section 426A of the UK Companies Act 2006, a member may elect to receive full accounts and reports by notice in writing to the Company and such election shall become effective on receipt by the Company, provided that if such election is received by the Company later than 28 days before the first date on which a copy of the strategic report together with the supplementary material described in section 426A of the UK Companies Act 2006 required to be sent to that member are sent out, the directors may determine that such election shall not become effective until the following year.

(E)	Each strategic report must comply with the content requirements required by section 414C of the UK Companies Act 2006 as amended from time to time as if the Company were incorporated in the United Kingdom (but with such amendments as may, in the board’s opinion, be necessary or appropriate as a result of the Company not being incorporated in the United Kingdom).

(F)	The Company may, in its sole discretion, elect not to produce a strategic report and supplementary material described in section 426A of the UK Companies Act 2006 in any particular year, in which case any election or deemed election to receive a copy of a strategic report together with the supplementary material described in section 426A of the UK Companies Act 2006 shall not apply in that year.

Service of Notices, Documents and Other Information

144.	Service of Notices

(A)	Any notice or document (including a share certificate) or other information may be served on or sent or supplied to any member by the Company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by means of a relevant system or, where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose or where appropriate, by publication on a web site in accordance with these articles, or by any other means authorised in writing by the member. In the case of joint holders of a share, service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or supplying to all the joint holders.

(B)	If on three consecutive occasions any notice, document or other information served or sent or supplied to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices, documents or other information from the Company until he shall have communicated with the Company and supplied to the Company (or its agent) a new registered address, or a postal address within Jersey or the United Kingdom for the service of notices and the despatch or supply of documents and other information, or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices and the despatch or supply of documents and other information in electronic form. For these purposes, any notice, document or other information sent by post shall be treated as returned undelivered if the notice, document or other information is sent back to the Company (or its agents), and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

145.	Record Date for Service

Any notice, document or other information may be served, sent or supplied by the Company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or supply. No change in the register after that time shall invalidate that service, sending or supply. Where any notice or document is served on or sent or supplied to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supply of that notice, document or other information.

146.	Members Resident Abroad or on Overseas Branch Registers

(A)	Any member whose registered address is not within Jersey or the United Kingdom and who gives to the Company a postal address within Jersey or the United Kingdom at which notices, documents or other information may be served upon, or sent or supplied to, him shall be entitled to have notices, documents or other information served on or sent or supplied to him at that address or where applicable, by making them available on a website and notifying the holder at that address. Any member whose registered address is not within Jersey or the United Kingdom and who gives to the Company an address for the purposes of communications by electronic means may, subject to these articles, have notices, documents or other information sent to him at that address or where applicable, by making them available on a website and notifying the holder at that address. Otherwise, a member whose registered address is not within Jersey or the United Kingdom shall not be entitled to receive any notice, document or other information from the Company.

(B)	For a member registered on an overseas branch register, notices, documents or other information can be posted or despatched in Jersey or in the country where the overseas branch register is kept.

147.	Service of Notice on Person Entitled by Transmission

A person who is entitled by transmission to a share, upon supplying the Company with a postal address within Jersey or the United Kingdom for the service of notices and the despatch or supply of documents and other information shall be entitled to have served upon or sent or supplied to him at such address any notice, document or other information to which he would have been entitled if he were the holder of that share or where applicable, to be notified at that address of the availability of the notice, document or other information on a website. A person who is entitled by transmission to a share, upon supplying the Company with an address for the purposes of communications by electronic means for the service of notices and the despatch or supply of documents and other information may, subject to these articles, have served on, sent or supplied to, him at such address any notice, document or other information to which he would have been entitled if he were the holder of that share or where applicable, may be notified at that address of the availability of the notice, document or other information on a website. In either case, such service, sending or supply shall for all purposes be deemed a sufficient service, sending or supply of such notice, document or other information on all persons interested (whether jointly with or as claimants through or under him) in the share. Otherwise, any notice, document or other information served on or sent or supplied to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or supplied in respect of any share registered in the name of that member as sole or joint holder.

148.	When Notice Deemed Served

(A)	Any notice, document or other information, if served, sent or supplied by the Company by post, shall be deemed to have been received on the day following that on which it was posted if first class post was used or 48 hours after it was posted if first class post was not used and, in proving that a notice, document or other information was served, sent or supplied, it shall be sufficient to prove that the notice, document or other information was properly addressed, prepaid and put in the post.

(B)	Any notice, document or other information not served, sent or supplied by post but left by the Company at a registered address or at an address (other than an address for the purposes of communications by electronic means) notified to the Company in accordance with these articles by a person who is entitled by transmission to a share) shall be deemed to have been received on the day it was so left.

(C)	Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer’s instruction relating to the notice, document or other information.

(D)	Any notice, document or other information served, sent or supplied by the Company using electronic means shall be deemed to have been received on the day on which it was sent notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this article. In proving that a notice, document or other information served, sent or supplied by electronic means was served, sent or supplied, it shall be sufficient to prove that it was properly addressed.

(E)	Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

149.	Notice When Post Not Available

If at any time by reason of the suspension or curtailment of postal services within Jersey or the United Kingdom or some part of Jersey or the United Kingdom or of the relevant communication system the Company is unable effectively to convene a general meeting by notice sent through the post, by electronic means or by making it available on a website, notice of the general meeting may be given to members affected by the suspension or curtailment by a notice advertised in at least one newspaper with a national circulation in the United Kingdom. Notice published in this way shall be deemed to have been properly served on all affected members who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meeting the sending or supply of notices by post, by electronic means or by making it available on a website has again become generally possible, the Company shall send or supply confirmatory copies of the notice by post or by electronic means to the persons entitled to receive them or, where applicable, notify the affected members of the availability on a website.

150.	Electronic communication

(A)	A notice, document or other information may be served, sent or supplied by the Company in electronic form to a member who has agreed (generally or specifically) that notices, documents or information can be sent or supplied to them in that form and has not revoked such agreement.

(B)	Where the notice, document or other information is served, sent or supplied by electronic means, it may only be served, sent or supplied to an address specified for that purpose by the intended recipient.

(C)	A notice, document or other information may be served, sent or supplied by the Company to a member by being made available on a website if the member has agreed (generally or specifically), or pursuant to paragraph (D) below is deemed to have agreed, that notices, document or information can be sent or supplied to the member in that form and has not revoked such agreement.

(D)	If a member has been asked individually by the Company to agree that the Company may serve, send or supply notices, documents or other information generally, or specific notices, documents or other information to them by means of a website and the Company does not receive a response within a period of 28 days beginning with the date on which the Company’s request was sent (or such longer period as the directors may specify), such member will be deemed to have agreed to receive such notices, documents or other information by means of a website in accordance with paragraph (C) above (save in respect of any notices, documents or information that are required to be sent in hard copy form pursuant to the Companies Laws). A member can revoke any such deemed election in accordance with paragraph (H) below.

(E)	A notice, document or other information served, sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient: (i) to read it, and (ii) to retain a copy of it. For this purpose, a notice, document or other information can be read only if: (i) it can be read with the naked eye; or (ii) to the extent that it consists of images (for example photographs) it can be seen with the naked eye.

(F)	If a notice, document or other information is served, sent or supplied by means of a website, the Company must notify the intended recipient of: (i) the presence of the notice, document or information on the website, (ii) the address of the website; (iii) the place on the website where it may be accessed, and (iv) how to access the notice, document or information.

(G)	Any notice, document or other information made available on a website will be maintained on the website for the period of 28 days beginning with the date on which notification is given under paragraph (F) above, or such shorter period as may be decided by the directors. A failure to make a notice, document or other information available on a website throughout the period mentioned in this paragraph (G) shall be disregarded if: (i) it is made available on the website for part of that period; and (ii) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

(H)	Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under this article shall only take effect if in writing, signed (or authenticated by electronic means) by the member and on actual receipt by the Company thereof.

(I)	Communications sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

(J)	Where these articles require or permit a notice or other document to be authenticated by a person by electronic means, to be valid it must incorporate the electronic signature or personal identification details of that person, in such form as the directors may approve, or be accompanied by such other evidence as the directors may require to satisfy themselves that the document is genuine.

Destruction of Documents

151.	Presumptions Where Documents Destroyed

If the Company destroys or deletes:-

(A)	any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation, or

(B)	any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the Company, or

(C)	any instrument of transfer of shares or Operator-instruction for the transfer of shares which has been registered by the Company at any time after a period of ten years has elapsed from the date of registration, or

(D)	any other document on the basis of which any entry is made in the register at any time after a period of ten years has elapsed from the date the entry was first made in the register in respect of it and the Company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrefutably in favour of the Company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer or Operator-instruction so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the Company were correctly recorded. If the documents relate to uncertificated shares, the Company must comply with any requirements of the Uncertificated Securities Regulations which limit its ability to destroy these documents. Nothing contained in this article shall be construed as imposing upon the Company any liability which, but for this article, would not exist or by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

Winding Up

152.	Distribution of Assets Otherwise Than in Cash

If the Company commences liquidation, the liquidator or (where no liquidator has been appointed) the directors may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Laws:-

(A)	divide among the members (excluding any shares held by the Company as treasury shares) in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out as between the members or different classes of members, or

(B)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator or (where no liquidator has been appointed) the directors, with the like sanction, shall think fit but no member shall be compelled to accept any shares or other assets upon which there is any liability.

Indemnity

153.	Indemnity of Directors

Subject to the provisions of the Companies Laws, the Company may indemnify any director of the Company or of any subsidiary against any liability and may purchase and maintain for any director of the Company or of any subsidiary insurance against any liability. No director of the Company or of any subsidiary shall be accountable to the Company or to the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

ARTICLES OF ASSOCIATION

of

SHIRE PLC

(Adopted by special resolution passed on 25 April 2017)

CONTENTS

Article	Page

1.	Exclusion of Standard Table	1
2.	Definitions	1
3.	Form of Resolution	4
4.	Authorised Share Capital	4
5.	Rights Attached to Shares	4
6.	Redeemable Shares	5
7.	Purchase of Own Shares	6
8.	Variation of Rights	6
9.	Pari Passu Issues	6
10.	Unissued Shares	6
11.	Pre-emption Rights	9
12.	Approval of Employee Share Schemes and Long Term Incentive Plans	10
13.	Payment of Commission	10
14.	Trusts Not Recognised	10
15.	Suspension of Rights Where Non-Disclosure of Interest	10
16.	Power of the Company to Investigate Interests in Shares	15
17.	Uncertificated Shares	16
18.	Right to Share Certificates	18
19.	Replacement of Share Certificates	18
20.	Signing of Share Certificates	18
21.	Share Certificates Sent at Holder’s Risk	19

22.	Company’s Lien on Shares Not Fully Paid	19
23.	Enforcing Lien by Sale	19
24.	Application of Proceeds of Sale	19
25.	Calls	19
26.	Timing of Calls	20
27.	Liability of Joint Holders	20
28.	Interest Due on Non-Payment	20
29.	Sums Due on Allotment Treated as Calls	20
30.	Power to Differentiate	20
31.	Payment of Calls in Advance	20
32.	Notice if Call or Instalment Not Paid	21
33.	Form of Notice	21
34.	Forfeiture for Non-Compliance with Notice	21
35.	Notice after Forfeiture	21
36.	Sale of Forfeited Shares	21
37.	Arrears to be Paid Notwithstanding Forfeiture	21
38.	Statutory Declaration as to Forfeiture	22
39.	Transfer	22
40.	Signing of Transfer	22
41.	Rights to Decline Registration of Partly Paid Shares	23
42.	Other Rights to Decline Registration	23
43.	No Fee for Registration	23
44.	Untraced Shareholders	23
45.	Transmission on Death	25
46.	Entry of Transmission in Register	25

47.	Election of Person Entitled by Transmission	25
48.	Rights of Person Entitled by Transmission	26
49.	Increase and Alteration of Share Capital	26
50.	Fractions	26
51.	Reduction of Capital	26
52.	Annual General Meetings	27
53.	Convening of General Meetings	27
54.	Separate General Meetings	27
55.	Length of Notice	27
56.	Omission or Non-Receipt of Notice	27
57.	Circulation of Members’ resolutions	28
58.	Circulation of Explanatory Statements	28
59.	Information Rights	29
60.	Power to Require Website Publication of Audit Concerns	30
61.	Postponement of General Meetings	30
62.	Quorum	30
63.	Procedure if Quorum Not Present	30
64.	Security Arrangements	31
65.	Chairman of General Meeting	31
66.	Orderly Conduct	31
67.	Entitlement to Attend and Speak	31
68.	Adjournments	32
69.	Notice of Adjournment	32
70.	Amendments to Resolutions	32
71.	Amendments Ruled Out of Order	32

72.	Votes of Members	33
73.	Method of Voting	33
74.	Procedure if Poll Demanded	33
75.	When Poll to be Taken	34
76.	Continuance of Other Business after Poll Demand	34
77.	Votes on a Poll	34
78.	Votes of Joint Holders	34
79.	Voting on Behalf of Incapable Member	34
80.	No Right to Vote where Sums Overdue on Shares	35
81.	Objections or Errors in Voting	35
82.	Appointment of Proxies	36
83.	Receipt of Proxies	36
84.	Maximum Validity of Proxy	37
85.	Form of Proxy	37
86.	Cancellation of Proxy’s Authority	37
87.	Corporate representatives	38
88.	Number of Directors	38
89.	Directors’ Shareholding Qualification	38
90.	Power of Company to Appoint Directors	38
91.	Power of Board to Appoint Directors	38
92.	Retirement of Directors by Rotation	39
93.	Filling Vacancies	39
94.	Power of Removal by Ordinary Resolution	39
95.	Persons Eligible as Directors	39
96.	Position of Retiring Directors	39

97.	Vacation of Office by Directors	40
98.	Alternate Directors	40
99.	Executive Directors	41
100.	Directors’ Fees	42
101.	Additional Remuneration	42
102.	Expenses	42
103.	Pensions and Gratuities for Directors	42
104.	Compensation for loss of office	42
105.	Permitted Interests and Voting	43
106.	General Powers of Company Vested in Board	46
107.	Borrowing Powers	46
108.	Agents	50
109.	Delegation to Individual Directors	50
110.	Official Seals	51
111.	Registers	51
112.	Overseas Branch Registers	51
113.	Provision for Employees	51
114.	Board Meetings	51
115.	Notice of Board Meetings	51
116.	Quorum	52
117.	Directors below Minimum through Vacancies	52
118.	Appointment of Chairman	52
119.	Competence of Meetings	52
120.	Voting	52
121.	Delegation to Committees	53

122.	Participation in Meetings by Telephone	53
123.	Resolution in Writing	53
124.	Validity of Acts of Board or Committee	53
125.	Appointment and Removal of the Secretary	54
126.	Use of Seals	54
127.	Declaration of Dividends by Company	54
128.	Payment of Interim and Fixed Dividends by Board	54
129.	Income Access Arrangements	55
130.	Calculation and Currency of Dividends	58
131.	Amounts Due on Shares may be Deducted from Dividends	58
132.	No Interest on Dividends	58
133.	Payment Procedure	58
134.	Uncashed Dividends	60
135.	Forfeiture of Unclaimed Dividends	60
136.	Dividends Not in Cash	60
137.	Scrip Dividends	61
138.	Power to Capitalise Reserves and Funds	63
139.	Settlement of Difficulties in Distribution	63
140.	Power to Choose Any Record Date	63
141.	Records to be Kept	64
142.	Inspection of Records	64
143.	Strategic Report and Supplementary Material	64
144.	Service of Notices	65
145.	Record Date for Service	66
146.	Members Resident Abroad or on Overseas Branch Registers	66

147.	Service of Notice on Person Entitled by Transmission	66
148.	When Notice Deemed Served	67
149.	Notice When Post Not Available	68
150.	Electronic communication	68
151.	Presumptions Where Documents Destroyed	69
152.	Distribution of Assets Otherwise Than in Cash	70
153.	Indemnity of Directors	71